                                                                    EXHIBIT 99.1

(KERYX BIOPHARMACEUTICALS LOGO)                                             NEWS
--------------------------------------------------------------------------------

                                                           FOR IMMEDIATE RELEASE

KERYX CONTACT:
Ron Bentsur
Vice President - Finance & Investor Relations
Keryx Biopharmaceuticals, Inc.
Tel: 212.531.5965
E-mail: ron@keryx.com


          KERYX BIOPHARMACEUTICALS, INC. ANNOUNCES SECOND QUARTER 2005
                                FINANCIAL RESULTS

   - KERYX TO HOLD INVESTOR CONFERENCE CALL TOMORROW, TUESDAY, AUGUST 2, 2005
                                AT 8:30 AM EDT -

NEW YORK, NEW YORK, AUGUST 1, 2005 - Keryx Biopharmaceuticals, Inc. (Nasdaq:
KERX), a biopharmaceutical company focused on the acquisition, development and commercialization of novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer, today announced its financial results for the second quarter ended June 30, 2005.

At June 30, 2005, the Company had cash, cash equivalents, interest receivable and investment securities of $40.4 million, compared to $44.8 million at March 31, 2005, and $49.9 million at December 31, 2004. On July 20, 2005, the Company completed a public offering of 5,780,000 shares of its common stock (including the exercise of a 750,000 share over-allotment option granted to the underwriters). Total proceeds to the Company from this public offering were approximately $75.9 million, net of underwriting commission and expenses of approximately $5.3 million.

The net loss for the second quarter ended June 30, 2005, was $5,952,000, or $0.19 per share, compared to a net loss of $3,259,000, or $0.11 per share, for the second quarter ended June 30, 2004. The $2,693,000 increase in net loss in the second quarter of 2005, as compared to the second quarter of 2004, was due primarily to a $1,882,000 increase in expenses related to the KRX-101 clinical program, which includes set-up costs associated with the recent initiation of the pivotal Phase III and Phase IV clinical trials and a $1,103,000 increase in expenses related to the Company's clinical stage, oncology drug portfolio, primarily the KRX-0401 clinical program. The increase in net loss was partially offset by a reduction of $339,000 in non-cash compensation expense associated with the revaluation and issuance of stock options, in the second quarter of 2005, as compared to the second quarter of 2004.

Commenting on the second quarter, Michael S. Weiss, Keryx's Chairman and Chief Executive Officer, said, "This quarter was a very important quarter for the Company, particularly with respect to the KRX-101 clinical program. In early May we presented positive interim data from the ongoing KRX-101 Phase II study, and in late June we announced the initiation of our Phase III and Phase IV pivotal program for KRX-101, being conducted under a Special Protocol Assessment with the FDA. Additionally, our KRX-0401 corporate-sponsored program continues to expand, and we expect to present additional datasets from this program over the next 6-9 months." Mr. Weiss added, "In mid-July we successfully completed a follow-on offering of our common stock, which raised approximately $75.9 million in net proceeds for the Company. We now have over $110 million in cash which provides us with more than sufficient capital with which to execute our business plan."

Keryx will host an investor conference call tomorrow, Tuesday, August 2, at 8:30 AM EDT to discuss the financial results for the quarter and the Company's clinical programs. In order to participate in the conference call, please call 800-895-3606 (if calling from the U.S.) or 785-424-1065 (international). The call-in ID is "KERYX."

The audio recording of the conference call will be available for replay at www.keryx.com, for a period of 15 days after the call.

ABOUT KERYX BIOPHARMACEUTICALS, INC.

Keryx Biopharmaceuticals, Inc. is focused on the acquisition, development and commercialization of novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer. Keryx's lead compound under development is KRX-101 (sulodexide), a first-in-class, oral heparinoid compound for the treatment of diabetic nephropathy, a life-threatening kidney disease caused by diabetes. KRX-101 is in a pivotal Phase III and Phase IV clinical program under a Special Protocol Assessment with the Food & Drug Administration. Additionally, Keryx is developing clinical-stage oncology compounds, including KRX-0401, a novel, first-in-class, oral modulator of Akt, a pathway associated with tumor survival and growth, and other important signal transduction pathways. KRX-0401 is currently in Phase II clinical development for multiple tumor types. Keryx also has an active in-licensing and acquisition program designed to identify and acquire additional drug candidates. Keryx is headquartered in New York City.

CAUTIONARY STATEMENT

Some of the statements included in this press release and made by our management on the conference call, particularly those anticipating future financial performance, clinical and business prospects for our lead drug candidates KRX-101 and KRX-0401, growth and operating strategies and similar matters, may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: our ability to successfully complete cost-effective clinical trials for the drug candidates in our pipelines, including KRX-101 and KRX-0401; and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commissions. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.keryx.com. The information in our website is not incorporated by reference into this press release and is included as an inactive textual reference only.

                               (Tables to Follow)
                         KERYX BIOPHARMACEUTICALS, INC.


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
                      SELECTED CONSOLIDATED FINANCIAL DATA
           (THOUSANDS OF US DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

      STATEMENTS OF OPERATIONS INFORMATION:

                                                THREE MONTHS ENDED JUNE 30,                   SIX MONTHS ENDED JUNE 30,
                                                ---------------------------                   -------------------------
                                                         (UNAUDITED)                                  (UNAUDITED)
                                                         -----------                                  -----------
                                                           2005                  2004                  2005                  2004
                                                           ----                  ----                  ----                  ----
SERVICE REVENUE                                          $  126                $  150                $  283                $  245

OPERATING EXPENSES:

Cost of services                                            161                   123                   342                   203

Research and development:
     Non-cash compensation                                  137                    23                   313                   225
     Non-cash acquired in-process
       research and development                              --                    --                    --                18,800
     Other research and development                       5,180                 2,067                 9,222                 3,719
                                                ----------------------------------------------------------------------------------
       Total research and development                     5,317                 2,090                 9,535                22,744
                                                ----------------------------------------------------------------------------------

General and administrative:
     Non-cash compensation                                  168                   621                   353                   806
     Other general and administrative                       699                   745                 1,344                 1,838
                                                ----------------------------------------------------------------------------------
      Total general and administrative                      867                 1,366                 1,697                 2,644
                                                ----------------------------------------------------------------------------------

TOTAL OPERATING EXPENSES                                  6,345                 3,579                11,574                25,591
                                                ----------------------------------------------------------------------------------

OPERATING LOSS                                           (6,219)               (3,429)              (11,291)              (25,346)

OTHER INCOME (EXPENSE):
     Interest and other income, net                         267                   170                   507                   265
     Income taxes                                            --                    --                    --                    (1)
                                                ----------------------------------------------------------------------------------

NET LOSS                                                $(5,952)              $(3,259)            $ (10,784)            $ (25,082)
                                                ==================================================================================

NET LOSS PER COMMON SHARE
     Basic and diluted                                  $ (0.19)              $ (0.11)              $ (0.34)              $ (0.86)
                                                ==================================================================================

SHARES USED IN COMPUTING NET
  LOSS PER COMMON SHARE
     Basic and diluted                               31,528,862            30,466,902            31,503,469            29,147,498
                                                ==================================================================================


BALANCE SHEET INFORMATION:

                                                        JUNE 30, 2005             DECEMBER 31, 2004
                                                          (UNAUDITED)                    (AUDITED*)
                                                        -------------             -----------------
Cash, cash equivalents, interest
    receivable and investment securities                   $   40,381                    $   49,878
Total assets                                                   41,613                        50,862
Accumulated deficit                                          (98,337)                      (87,553)
Stockholders' equity                                           33,021                        42,804


----------
* Condensed from audited financial statements.


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